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                                                                    EXHIBIT 10.2

                                 AMENDMENT NO. 1
                                       TO
                                     WARRANT

     This Amendment No. 1 to Warrant dated as of June ___, 2006 ("Amendment") amends each of those certain Warrants No. ___ (the "Warrants") issued on November 14, 2005 by Health Fitness Corporation, a Minnesota corporation (the "Company"), to each of the entities listed on Exhibit A hereto, or their respective registered assigns (each a "Holder"). Capitalized terms that are used and not defined in this Amendment shall have the meanings assigned to them in the Warrant.

                                   WITNESSETH:

     WHEREAS, the Company and each of the Holders have entered into a Warrant;

     WHEREAS, each of the parties desire to amend their respective Warrant pursuant to Section 14(f) of the Warrant to reflect the changes set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Amendment to Section 9(b). Section 9(b) of the Warrant shall be deleted in its entirety and replaced with the following:

          "(b) Fundamental Transactions. If, at any time while this Warrant is outstanding, the Company effects a Fundamental Transaction (defined below), then the Holder shall have the right to either (A) purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets (including cash) (collectively "Alternative Consideration") as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such Fundamental Transaction not taken place or (B) require (by written notice delivered to the Company within 20 business days of the date of the Fundamental Transaction) the repurchase of this Warrant for a purchase price, payable within five (5) business days after such request in Alternative Consideration in the same proportion as determined in the immediately preceding clause (A), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity and Holder to comply with the provisions of this
Section 9. For purposes of this Section 9(b), "Fundamental Transaction" shall mean any transaction whereby (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities,


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cash or property, or (4) the Company effects any reclassification of the Common
Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property; provided, however, that the occurrence of any of the foregoing transactions shall not be a "Fundamental Transaction" unless the transaction has been consented to or approved by the Company, or otherwise undertaken in a manner that is within the control of the Company."

     Section 2. Binding Effect. Except to the extent expressly provided herein, the Warrant shall remain in full force and effect in accordance with its terms. This Amendment shall be governed by and construed as one with the Warrant, and the Warrant shall be read and construed so as to incorporate this Amendment.

     Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     Section 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

    [The remainder of this page has been intentionally left blank; the next page is the signature page.]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                        HEALTH FITNESS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Jerry V. Noyce
                                        Title: CEO and President


                                        INVESTOR


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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                                    EXHIBIT A
                                       TO
                           AMENDMENT NO. 1 TO WARRANT

          The "Holders" for purposes of the Amendment No. 1 to Warrant to which this Exhibit relates are:


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